SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report: February 3, 2004

MIDDLESEX WATER COMPANY

(Exact name of registrant as specified in its charter)

NEW JERSEY	0-422	22-1114430
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830

(Address of principal executive offices, including zip code)

(732)-634-1500

(Registrant’s telephone number, including area code)

Middlesex Water Company

Item. 5.	Other Events

Announcement of earnings for 2003 and declaration of quarterly dividend as outlined in the attached Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY (Registrant)

/s/ Marion F. Reynolds
Marion F. Reynolds Vice President, Secretary and Treasurer

Dated: February 3, 2004

2

For More Information, Call:

Bernadette Sohler, Communications Director

(732) 634-1500

MIDDLESEX WATER COMPANY REPORTS

EARNINGS FOR 2003

ISELIN, NEW JERSEY, February 3, 2004—Middlesex Water Company (NASDAQ: MSEX) today reported earnings of $6.4 million, or $0.61 per share, for the year ended December 31, 2003, compared with $7.5 million, or $0.73 per share, in 2002. All per share figures reflect the four-for-three common stock split which took effect November 2003.

2003 Revenues

Consolidated operating revenues for the twelve months ended December 31, 2003 rose to $64.1 million, up 3.6% over 2002 revenues of $61.9 million. The increase in revenue was primarily due to customer growth and rate increases in our Delaware service territories and service fees from our nonregulated subsidiaries. The mid-Atlantic region was affected by unfavorable weather patterns which impacted customer water use in New Jersey and Delaware. In 2003, operating expenses increased by $3.1 million, mostly due to staff increases and related costs, higher weather-related water treatment expenses and emergency main repairs and increases in purchased power costs and business insurances.

Dividends paid during the year were $0.66 per share on an annualized basis compared to $0.645 per share paid in 2002.

Board Declares Quarterly Dividend

The Board of Directors of Middlesex Water Company declared a quarterly dividend of $0.165 per share (post split) on the Common Stock, payable on March 1, 2004, to stockholders of record as of February 17, 2004. The Company has paid cash dividends in varying amounts continually since 1912 and the dividend has been increased in each year since 1973. Middlesex Water has a Dividend Reinvestment Plan under which dividends and optional cash payments can be used to purchase additional shares of Common Stock.

About the Company

Middlesex Water Company, organized in 1897, is a water utility serving customers in central and southern New Jersey and in the State of Delaware. The Company and its regulated New Jersey subsidiaries—Pinelands Water Company, Pinelands Wastewater Company and Bayview Water Company—are subject to the regulations of the Board of Public Utilities of the State of New Jersey. Middlesex Water Company operates the water and wastewater systems for the City of Perth Amboy through its subsidiary, Utility Service Affiliates (Perth Amboy), Inc. The Company’s principal Delaware subsidiary, Tidewater Utilities, Inc., is subject to the regulations of the Public Service Commission in Delaware. These companies are also subject to various Federal and State regulatory agencies concerning water quality standards and the environment.

For additional information regarding Middlesex Water Company, visit the Company’s web site at www.middlesexwater.com or call (732) 634-1500.

A registration statement relating to the Company's common stock has been filed with the Securities and Exchange Commission but has not yet become effective. The Company's common stock may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the common stock in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Such statements address future plans, objectives, expectations and events concerning various matters such as capital expenditures, earnings, litigation, growth potential, rate, regulatory matters, liquidity, capital resources and accounting matters. Actual results in each case could differ materially from those currently anticipated in such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.